UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

MobileBits Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53953	26-3033276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11835 W. Olympic Blvd. Suite 855 Los Angeles, CA 90064
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (941) 309-5356

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  Resignation of Officer

On May 1, 2012, the Board of Directors (the “Board”) of MobileBits Holdings Corporation (the “Company”) received resignation of Walter Kostiuk from the position of Chief Financial Officer and Treasurer of the Company and its two wholly-owned subsidiaries, Pringo Inc. and MobileBits Corporation, effective immediately. The Board accepted Mr. Kostiuk’s resignation on May 1, 2012. Mr. Kostiuk’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Mr. Kosiuk still remains President, Chief Strategy Officer, and Director (Chairman of the Board) of the Company.

(b)  Appointment of Directors and Officers

On April 18, 2012, the Board of the Company appointed (i) Dr. Glenda Glover and (ii) Gregory Goldberg to serve as members of the Board, effective immediately.

A brief description of the background experience of our two new directors is as follows:

Dr. Glenda Glover

Director, age 59

Dr. Glover has been the Dean of the College of Business at Jackson State University in Jackson, Mississippi, since 1994.  She has been sitting on the Board of Directors of First Guaranty Bancshares since 1999 and has served as the Chair of the Audit Committee since since 2009.  She has been a member of the Advisory Board of Regions Bank of Mississippi and also served as the Chairman of the Board of Commissioners of the Jackson (Mississippi) Airport Authority since 2002.  She is regarded as one of the nation's experts on corporate governance. She is a highly sought motivational speaker and political strategist.  Dr. Glover is a Certified Public Accountant. She received her Bachelor of Science degree from Tennessee State University, her Master of Business Administration from Clark Atlanta University, and her Doctor of Philosophy from George Washington University. Dr. Glover also completed the Doctor of Jurisprudence at Georgetown University, and is member of the Maryland bar.

The Board considers Dr. Glover’s extensive qualifications as a Certified Public Accountant, an attorney, a high-level finance administrator and educator qualify her to serve as a member of the Board and would bring improvement to the Company’s corporate governance.

Gregory Goldberg

Director, age 50

Mr. Goldberg has been an officer and member of PCPM GP, LLC and a manager and member of Professional Traders management, LLC since 2003.  Mr. Goldberg was a Principal at Ocean View Capital LLC where he managed a long/short equity fund from 1998 to 2003.  From 1994 to 1998, Mr. Goldberg was a Managing Director at Prudential Investments where he was the lead portfolio manager for growth equity products, including mutual funds, variable annuities and general accounts totaling two billion US dollar.  Mr. Goldberg received his Bachelor of Science degree in Business Administration and Marketing/Finance from Marist College in 1984.

The Board considers Mr. Goldberg’s 20 years of experience in financial industry qualifies him to serve as a member of the Board and would bring contributions to the Company’s financial management function.

Director Agreements

On April 18, 2012, Dr. Glover and Mr. Goldberg each entered into a Director Agreement with the Company, and its two wholly-owned subsidiaries, Pringo and MobileBits Corporation. Pursuant to the Director Agreements, Dr. Glover and Mr. Goldberg respectively agreed to act as directors of the Company, and its subsidiaries Pringo and MobileBits Corporation. The term of the agreement is for one year, and is subject to renewal upon re-election by a majority of the shareholders of the Company and its two subsidiaries. Pursuant to the Director Agreements, the Company agreed to indemnify Dr. Glover and Mr. Goldberg to the fullest extent that would be permitted by law or by the organizational documents of the Company for certain liabilities arising by reason of his directorship with the Company, excluding liabilities resulted from fraud, gross negligence or willful misconduct of such director. Dr. Glover and Mr. Goldberg are also each subject to a non-disclosure covenant and a non-solicitation covenant.

Pursuant to the Director Agreements, Dr. Glover and Mr. Goldberg are each entitled to receive an option to purchase a total of 150,000 shares of common stock of the Company at an exercise price of $0.51 per share for the Director’s services rendered hereunder for all three entities, subject to the vesting schedule provided in the Director Agreements. Each of the three directors is also entitled to receive $300 for each Board meeting they each attended in person and $150 for each Board meeting they each remotely attended. During the directorship term, the Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred by the directors in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

The foregoing description of the Director Agreements for Dr. Glover and Mr. Goldberg are qualified in their entirety by reference to (i) the Glover Director Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference; (ii) the Goldberg Director Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Appointment of New Chief Financial Officer

On May 1, 2012, the Board appointed James A. Burk as the Company’s Chief Financial Officer, effective immediately.

James Burk

Chief Financial Officer, age 60

Mr. Burk has held high-level finance positions within various public and private organizations and industries for the past 33 years. Most recently, Mr. Burk served as Chief Financial Officer of Nero AG, a global consumer software company, from May 2010 through March 2012. He was responsible for the finance, accounting, legal, treasury, planning and forecasting functions. Prior to that, Mr. Burk served as Chief Financial Officer for Youbet.com, an online gaming company, from July 2007 through March 31, 2009, where he was responsible for finance, accounting, treasury, planning and forecasting, human resources and facilities as well as compliance with financial reporting requirements of the Securities and Exchange Commission (the “SEC”).  Prior to joining Youbet, Mr. Burk served as Chief Financial Officer of Palace Entertainment Holdings, Inc., an operator of water parks and family entertainment centers, where he managed finance, treasury, information systems, business development analysis, planning and forecasting, as well as compliance with financial reporting requirements of the SEC.

He is a Certified Public Accountant (currently inactive). Mr. Burk started he career at PricewaterhouseCoopers and earned his degree in Business Administration from the University of Southern California.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board of Directors.

Family Relationships

There are no family relationships between our directors and officers.

Transactions with Related Persons

None of our directors or officers had any transactions with related persons.

Employment Agreements with Executive Officers

Employment Agreement with James Burk

On May 1, 2012, the Company entered into an Employment Agreement (the “Burk Employment Agreement”) with James A. Burk, to employ Mr. Burk as the Company’s Chief Financial Officer and the Company’s wholly-owned subsidiaries. The initial term of employment under this agreement commences on the signing day and ends on April 30, 2015, and automatically extends thereafter for additional one year terms unless terminated during such renewal period by either party. Either of the Company and Mr. Burk is permitted under the Burk Employment Agreement to terminate the employment with advance written notice. Pursuant to the Burk Employment Agreement, Mr. Burk is entitled to the following compensation and benefits:

●  A base salary at an annual rate of $190,000, which will be increased in the following event:

a) increase to $225,000 30 days after the closing of an offering or offerings to investors of equity securities of the Company with a combined aggregate value of at least $6,000,000 since June 24, 2011;
b) increase to $250,000 30 days after the closing of an offering or offerings to investors of equity securities of the Company with a combined aggregate value of at least $10,000,000 since June 24, 2011;
d) increased by a minimum of 5% annually based upon recommendation of Chief Executive Officer and approval of the Board.

●  An awards of stock options on the commencement date of employment, with a term of seven years and an exercise price equal to 100% of the fair market value of the Company’s common stock on such date, to purchase 1,000,000 shares of common stock of the Company that will vest in three equal installments on each one year anniversary of the grant date over a three year period, with the first installment vesting on the first anniversary of the commencement date.

●  An awards of stock options on the commencement date of employment, with a term of seven years and an exercise price equal to 100% of the fair market value of the Company’s common stock on such date, to purchase 500,000 shares of common stock of the Company that will vest upon the earlier to occur of the closing of an M&A Transaction (as defined in the agreement) or an initial public offering of the Company’s common stock on a major US or international stock exchange, in each case that values the Company at $250,000,000 or more (the “Transaction Value”).  If the Transaction Value is $250,000,000 or more, but less than $500,000,000, the option shall vest as to 250,000 shares and shall immediately lapse as to the remaining 500,000 shares; if the Transaction Value is $500,000,000 or more, the option shall vest as to 500,000 shares.

●  Eligibility to participate in the Company’s bonus and other incentive compensation plans and programs (if any) for the Company’s executives at a level commensurate with this position.  Such bonuses shall be determined by Chief Executive Officer of the Company.

●  Automobile benefits starting 30 days after the closing of an offering or offerings to investors of equity securities of the Company with a combined aggregate value of at least $10,000,000 since June 24, 2011. At that time, Mr. Burk will receive up to $500 automobile benefit per month.

●  Eligibility to participate in the Company’s benefit plans that are generally provided for executive employees.

●  Indemnification to the fullest extent that would be permitted by law or by the organizational documents of the Company for certain liabilities arising by reason of his employment with the Company, excluding liabilities resulted from fraud, gross negligence or willful misconduct of such director. Mr. Burk is also subject to a non-disclosure covenant, con-competition, and a non-solicitation covenant.

The foregoing description of the Burk Employment Agreement is qualified in its entirety by reference to the Burk Employment Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.1	Director Agreement (Non-Employee Director), dated April 18, 2012, by and among MobileBits Holdings Corporation, Pringo, Inc., MobileBits Corporation, and Dr. Glenda Glover.
10.2	Director Agreement (Non-Employee Director), dated April 18, 2012, by and among MobileBits Holdings Corporation, Pringo, Inc., MobileBits Corporation, and Gregory Goldberg.
10.3	Employment Agreement, dated May 1, 2012, by and between MobileBits Holdings Corporation and James A. Burk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEBITS HOLDINGS CORPORATION

Date: May 7, 2012	By:	/s/ Majid Abai
Majid Abai
Chief Executive Officer